UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

OCEANFIRST FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

(732) 240-4500

March 19, 2004

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of OceanFirst Financial Corp. (the “Company”), the holding company of OceanFirst Bank. The Annual Meeting will be held on April 22, 2004, at 10:00 a.m., Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742.

The attached Notice of Annual Meeting and the proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent auditors, will be present at the Annual Meeting to respond to appropriate questions of our stockholders.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. You may still vote your shares by proxy by signing and returning the enclosed proxy card promptly.

On behalf of the Board of Directors and all of the employees of the Company and OceanFirst Bank, we thank you for your continued interest and support.

Sincerely yours,

John R. Garbarino

President, Chief Executive Officer and Chairman of the Board

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of OceanFirst Financial Corp., (the “Company”), the holding company of OceanFirst Bank, will be held on April 22, 2004, at 10:00 a.m. Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	the election of three Directors to serve for a term of three years;

2.	the ratification of the Board of Directors’ appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.	such other matters as may properly come before the Annual Meeting and at any adjournment of the Annual Meeting, including whether or not to adjourn the Annual Meeting.

NOTE:    The Board of Directors is not aware of any other business to come before the Annual Meeting.

Only stockholders of record at the close of business on March 8, 2004 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail promptly in the enclosed envelope. The proxy will not be used if you attend the Annual Meeting and vote in person.

By Order of the Board of Directors

John K. Kelly

Corporate Secretary

Toms River, New Jersey

March 19, 2004

OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 22, 2004

This proxy statement is being furnished to stockholders of OceanFirst Financial Corp. (the “Company”) the holding company of OceanFirst Bank (the “Bank”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on April 22, 2004, at 10:00 a.m. Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742 and at any adjournment or postponement of the Annual Meeting. The Annual Report to Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2003, accompanies this proxy statement which is first being mailed to record holders on or about March 19, 2004.

Voting and Proxy Procedure

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock if the records of the Company show that you held your shares as of the close of business on March 8, 2004. As of the close of business on that date, a total of 13,341,044 shares of OceanFirst Financial Corp. common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, no record owner of common stock that is beneficially owned, directly or indirectly, by a person beneficially owning in excess of 10% of the Company’s outstanding shares as of the record date for the Annual Meeting is entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Annual Meeting

If you are a beneficial owner of OceanFirst Financial Corp. common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.

Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of common stock entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of KPMG LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of independent auditors will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting, and abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of KPMG LLP as independent auditors.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not automatically constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form, provided by your broker or bank, that accompanies this proxy statement.

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

If you participate in the OceanFirst Bank Employee Stock Ownership Plan (“ESOP”), or the OceanFirst Bank Retirement Plan, (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning your voting instructions to each plan’s trustee is April 16, 2004.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a corporate governance policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;
(2)	the composition and operation of the Board of Directors;
(3)	the establishment and operation of Board committees;
(4)	convening executive sessions of independent directors;
(5)	succession planning;
(6)	the Board of Directors’ interaction with management; and
(7)	the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Code of Ethics and Standards of Personal Conduct for Senior Financial Officers

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that the directors, executive officers and employees of the Company and Bank, meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. A copy of the Company’s Code of Ethics and Standards of Personal Conduct is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Stock Ownership

The following table provides information as of March 8, 2004 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned		Percent of Common Stock Outstanding
Common Stock	OceanFirst Bank, Employee Stock Ownership Plan (“ESOP”) 975 Hooper Avenue Toms River, New Jersey 08754-2009	2,359,769	(1)	17.69%

Common Stock	OceanFirst Foundation 1027 Hooper Avenue Toms River, New Jersey 08754-2009	1,620,513	(2)	12.15%

Common Stock	Neuberger Berman LLC 605 Third Avenue New York, New York 10158	1,346,567	(3)	10.09%

Common Stock	Private Capital Management 8889 Pelican Bay Boulevard Naples, Florida 34108	892,278	(4)	6.69%

Common Stock	John R. Garbarino 975 Hooper Avenue Toms River, New Jersey 08754-2009	722,474	(5)	5.26%

(1)	Under the terms of the ESOP, the ESOP Trustee will vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 8, 2004, 1,186,524 shares had been allocated under the ESOP and 1,173,245 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(2)	All shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company’s Common Stock on all proposals considered by stockholders of the Company.
(3)	Based upon SEC Form 13G by Neuberger Berman LLC dated February 9, 2004.
(4)	Based upon SEC Form 13G by Private Capital Management dated February 13, 2004.
(5)	Includes 381,732 vested options under various OceanFirst option plans.

The following table provides information as of the Record Date, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee or Named Executive Officer of the Company and Bank and by all its directors and Named Executive Officers as a group. A person may be considered to beneficially own any shares of Common Stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Directors

John W. Chadwick (11)	6,642	3,600.08%

Thomas F. Curtin (4)	60,079	58,256.88%

Carl Feltz, Jr.	31,023	80,256.83%

John R. Garbarino (3)(5)	340,742	381,732	5.26%

Donald E. McLaughlin (7)	53,372	69,256.91%

Diane F. Rhine (8)	13,887	83,756.73%

Frederick E. Schlosser (6)	84,066	49,191	1.00%

James T. Snyder	50,323	23,600.55%

John E. Walsh (9)	14,317	43,860.43%

Named Executive Officers who are not Directors

Michael J. Fitzpatrick (3)	97,437	234,979	2.45%

John K. Kelly (3)(10)	91,078	34,835.94%

Robert M. Pardes (3)	17,705	49,200.50%

All directors and executive officers as a group (12 persons)	860,796	1,112,521	13.65%

(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 13,341,044 shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of March 8, 2004, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of the Record Date by the exercise of stock options.
(3)	Includes 35,447; 36,511; 30,927; and 7,745 shares held in trust pursuant to the ESOP which have been allocated to Messrs. Garbarino, Fitzpatrick, Kelly and Pardes, respectively, as of December 31, 2003. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(4)	Includes 30,384 shares owned by Mr. Curtin’s wife.
(5)	Includes 15,795 shares owned by Mr. Garbarino’s wife and 13,958 shares held by Mr. Garbarino and his wife as co-Trustees.
(6)	Includes 13,125 shares owned by Mr. Schlosser’s wife.
(7)	Includes 4,293 shares owned by Mr. McLaughlin’s wife.
(8)	Includes 250 shares owned by Ms. Rhine’s children.
(9)	Includes 1,025 shares held by Mr. Walsh’s wife as custodian for his children.
(10)	Includes 6,474 shares owned by Mr. Kelly’s wife and 6,000 shares held by Mr. Kelly’s wife as custodian for his children.
(11)	Includes 2,400 shares held by Mr. Chadwick as Trustee.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal 1. Election of Directors

The Company’s Board of Directors consists of 9 directors of which 8 are independent directors and one is a member of management. The Board is divided into three classes, with approximately one-third of the directors elected each year. Each of the members of the Board also serves as a director of the Bank. Directors are elected for terms of three years each, or until their successors are elected and qualified.

On January 12, 2004, the Corporate Governance/Nominating Committee of the Board of Directors nominated Messrs. Donald E. McLaughlin, James T. Snyder and John E. Walsh for election at the Annual Meeting. Mr. Walsh, who is Chairman of the Committee, abstained from the nominating process as to his nomination. On February 18, 2004, the Board accepted the Committee’s nominations. If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

The Board of Directors recommends a vote “FOR” election of Messrs. McLaughlin, Snyder and Walsh.

Information With Respect to Nominees, Continuing Directors and Certain Executive Officers

Information regarding the Board of Directors’ nominees for election at the Annual Meeting, as well as information regarding the continuing directors and the Named Executive Officers who are not directors, is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2003.

Nominees for Election of Director

Donald E. McLaughlin is a Certified Public Accountant. Mr. McLaughlin has served on the Board of Directors since 1985. He is 56 years of age.

James T. Snyder is retired. He was formerly a 50% owner of Wallach’s, Inc., a New Jersey retail company. Mr. Snyder has served on the Board of Directors since 1991. He is 69 years of age.

John E. Walsh has been employed with Schoor DePalma, Inc., an engineering firm since 2002 as a Senior Vice President and, since 2003, as Executive Vice President. Prior to that time he was President of Bay Pointe Engineering Associates, Inc., an engineering firm. Mr. Walsh has served on the Board of Directors since 2000. He is 50 years of age.

Directors Continuing in Office

The following directors have terms ending in 2005:

Thomas F. Curtin is a partner with the Foristall Company, Inc., an investor relations firm specializing in financial communications. Mr. Curtin has been a member of the Board since 1991. He is 72 years of age.

John R. Garbarino has served as Chairman, President and Chief Executive Officer of the Company since 1995. He has served in various capacities for the Bank since 1971, and has been a member of the Bank’s senior management since 1979. He served as Executive Vice President of the Bank from 1983 to 1985, at which time he was elected President and Chief Executive Officer. He has been a member of the Bank’s Board of Directors since 1984, and was appointed Chairman of the Board in 1989. Mr. Garbarino is also active in a number of industry related organizations, including his past service as Chairman of the Board of Governors of the New Jersey Savings League, a member of the Board of Directors of America’s Community Bankers, as well as a member of the Board of Directors of the Federal Home Loan Bank of New York. Mr. Garbarino currently serves on the Board of the New Jersey based Meridian Health, which operates medical centers, nursing homes, home care agencies, assisted living facilities, ambulatory care, ambulance services, related health and fitness services, and health care affiliates throughout Monmouth and Ocean County. He also serves on the Boards and various committees of numerous other local civic and charitable organizations. He is 54 years of age.

Frederick E. Schlosser is retired. He was a former management consultant for Steinbach & Co. Mr. Schlosser has served on the Board of Directors since 1968. He is 81 years of age.

The following directors have terms ending in 2006:

John W. Chadwick is employed as the General Manager of Point Bay Fuel. Mr. Chadwick has been a member of the Board of Directors since 2002. He is 62 years of age.

Carl Feltz, Jr. is a registered architect and is a principal in the firm of Feltz & Frizzell Architects, LLC. Mr. Feltz has been a member of the Board of Directors since 1990. He is 65 years of age.

Diane F. Rhine is a partner in Citta Rhine, LLC, a real estate company. Ms. Rhine has served on the Board of Directors since 1997. She is 54 years of age.

Named Executive Officers Who Are Not Directors

Michael J. Fitzpatrick has been Executive Vice President and Chief Financial Officer of the Company since 1995. He has also been Executive Vice President and Chief Financial Officer of the Bank since 1992. Mr. Fitzpatrick has been employed by the Bank since 1992. He is 48 years of age.

John K. Kelly has been a Senior Vice President and General Counsel of the Bank since 1990. He was Vice President and General Counsel of the Bank from 1988 until 1990. Mr. Kelly has been Senior Vice President and Corporate Secretary of the Company since 1995. He has been Corporate Secretary of the Bank since 2002. Mr. Kelly has been employed by the Bank since 1988. He is 54 years of age.

Robert M. Pardes was Executive Vice President and head of the Residential Loan Division since 2000. Mr. Pardes was named Executive Vice President and Chief Lending Officer of the Bank in December, 2003 . Mr. Pardes has been employed by the Bank since 2000. Prior to 2000 he served as President of Columbia Equities, Ltd., an independent mortgage banking corporation, until it was acquired by the Bank in 2000. He is 45 years of age.

Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors of the Company conducts business through meetings and the activities of the Board and its committees. During the fiscal year ended December 31, 2003, the Company’s Board of Directors held 8 meetings. All of the Directors of the Company attended at least 75% of the total number of both the Board and committee meetings held on which such Directors served during the fiscal year ended December 31, 2003. The Board of Directors of the Company maintains an Audit Committee, a Human Resources/Compensation Committee and a Corporate Governance/Nominating Committee, the nature and composition of which are described below.

Audit Committee.    The Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee of the Company and the Bank consists of Messrs. McLaughlin, CPA (Chairman), Schlosser and Walsh. The Audit Committee meets periodically with independent auditors and management to review accounting, auditing, internal control structure and financial reporting matters. This committee met five times during the year ended December 31, 2003. The Board has determined that the Audit Committee Chairman, Donald E. McLaughlin, is an audit committee financial expert under the Rules of the Securities and Exchange Commission. Each member of the Audit Committee is independent in accordance with the listing requirements of the Nasdaq. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. The report of the Audit Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Proposal 2-Ratification of Independent Auditors – Report of Audit Committee.”

Corporate Governance/Nominating Committee.    Being sensitive to the recent fraud and accounting scandals in the public corporate sector, as well as the efforts by Congress to restore investor confidence in public companies through the passage of laws such as the Sarbanes-Oxley Act of 2002, the Board of Directors of the Company created a standing Corporate Governance/Nominating Committee of independent directors and combined its responsibilities with those of its former Nominating Committee in December 2002. The Committee consists of Messrs. Walsh (Chairman), Feltz and Schlosser. The Committee is charged with implementing the corporate governance standards of the Company and its affiliates. The Corporate Governance/Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Corporate Governance/Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board. In 2003, the Committee adopted detailed criteria and procedures relating to the nomination of individuals for Board membership. Each member of the Corporate Governance/Nominating Committee is independent in accordance with the listing standards of the Nasdaq. The Corporate Governance/Nominating Committee acts under a written charter adopted by the Board of Directors. (A copy of which is included as Appendix B to this proxy statement). The procedures of the Corporate Governance/Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Governance/Nominating Committee Procedures.” The Committee met four times in 2003.

Human Resources/Compensation Committee.    The Human Resources/Compensation Committee of the Company and the Bank (the “Compensation Committee”) consists of Messrs. Curtin (Chairman) and Schlosser and Ms. Rhine. The Compensation Committee meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq. The report of the Compensation Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Executive Compensation—Compensation Committee Report on Executive Compensation.” The Compensation Committee met one time in 2003.

The Board of Directors encourages directors to attend the Annual Meeting of Stockholders. All directors attended the 2003 Annual Meeting of Stockholders.

Directors’ Compensation

Directors’ Fees.    Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank’s Board and $10,000 for service on the Company’s Board. Commencing in 2003, the $10,000 annual retainer for service on the Company’s Board is paid in the form of Company common stock. All Bank fees are paid in cash to directors quarterly. Outside directors of the Bank also receive a fee of $1,000 for each regular board meeting attended and $500 for each committee meeting attended; however, committee chairmen receive $600 per committee meeting attended. The Bank’s directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

Deferred Compensation Plan for Directors.    The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the “Benefit Age”). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

Executive Compensation

Summary Compensation Table.    The following information is furnished for the Chief Executive Officer and other executive officers of OceanFirst Financial Corp. and the Bank who received salary and bonus in excess of $100,000 during fiscal 2003. These persons are sometimes referred to in this proxy statement as “Named Executive Officers.”

Annual Compensation (1)
Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)(2)		Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)(3)
John R. Garbarino President and Chief Executive Officer of the Company and the Bank	2003 2002 2001	$449,000 442,000 417,000	$	— 191,441 205,242	— —	90,000 120,000 —	$150,300 148,077 107,796

Michael J. Fitzpatrick Executive Vice President and Chief Financial Officer of the Company and the Bank	2003 2002 2001	$198,000 183,000 175,500	$	— 86,367 88,202	— —	33,000 45,000 —	$66,349 64,190 47,139

Robert M. Pardes Executive Vice President of the Bank, and President of Columbia Equities, Ltd	2003 2002 2001	$190,700 178,700 171,000	$	— 48,379 96,339	— —	33,000 33,000 —	$60,832 61,682 41,522

Karl E. Reinheimer (4) Executive Vice President and Chief Operating Officer of the Bank	2003 2002 2001	$175,500 167,000 160,500	$	— 65,660 58,956	— —	33,000 45,000 —	$63,093 60,730 45,120

John K. Kelly, General Counsel of the Bank, Senior Vice President and Corporate Secretary of the Company and the Bank	2003 2002 2001	$160,000 152,500 146,000	$	— 30,030 42,363	— —	10,000 15,000 —	$55,067 54,316 40,621

(1)	Under Annual Compensation, the column titled “Salary” includes amounts deferred by the Named Executive Officer pursuant to the Bank’s 401(k) Plan and Deferred Compensation Plan. It does not include the aggregate amount of prerequisite and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.
(2)	This amount consists of bonuses paid pursuant to the Bank’s Award Program, which awards are based on the attainment of certain predetermined annual performance goals. See “Compensation Committee Report on Executive Compensation.” In 2003, no bonuses were paid to any executive officers because the Company failed to meet the predetermined 2003 performance goals.
(3)	Includes (a) $61,225, $59,906, $57,813, $53,325, and $48,627, representing the value of shares allocated for 2003 under the ESOP, as of December 31, 2003, for the benefit of Messrs. Garbarino, Fitzpatrick, Pardes, Reinheimer and Kelly, respectively; (b) $73,610 for Mr. Garbarino, representing the contribution made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 2003; and (c) excludes other amounts contributed under the Supplemental Executive Retirement Plan for Messrs. Garbarino, Fitzpatrick, Pardes, Reinheimer and Kelly.
(4)	Karl E. Reinheimer resigned as Executive Vice President and Chief Operating Officer, effective January 7, 2004.

Employment Agreements.    The Bank and the Company have entered into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the “Executive”). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

The employment agreements provide for a three-year term for both Executives. The Bank employment agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive’s functions, duties or responsibilities; (3) a relocation of the Executive’s principal place of employment by more than 25 miles; (4) liquidation or dissolution of the Bank or the Company; or (5) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive’s subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement.

Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years’ compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive’s life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

Payments to the Executive under the Bank’s agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company’s agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

Columbia Equities, Ltd., the Bank’s mortgage banking subsidiary (“Columbia”) entered into an Employment Agreement on August 18, 2000 with Robert M. Pardes for reasons and on terms similar to those upon which the Employment Agreements between the Bank and Messrs. Garbarino and Fitzpatrick were based. The Agreement had a three year term. On a yearly basis Columbia’s Board reviews and may extend the Agreement for an additional year. Under the Agreement, Mr. Pardes agreed to serve as President rendering administrative and management services to Columbia. Mr. Pardes was required to devote sufficient time performing duties as Executive Vice President, Director of Residential Lending of the Bank, and except for absence occasioned by illness, reasonable vacation periods and reasonable leaves of absence, Mr. Pardes was required to devote all other of his business time, attention, skills and efforts in the performance of his duties as President of Columbia. The termination and change in control provisions under the Agreement are similar to those in the Employment Agreement of Messrs. Garbarino and Fitzpatrick at the Bank level. In December 2003, Mr. Pardes was named as Executive Vice President, Chief Lending Officer of the Bank pursuant to a Bank reorganization in which the principal lending activities of the Bank, including commercial, residential and consumer lending activities, were brought together under the Chief Lending Officer. As a result, it is anticipated that the Bank and Company will enter into an Employment Agreement with Mr. Pardes similar to their agreements with Messrs. Garbarino and Fitzpatrick. A new Employment Agreement is also anticipated to be entered into between Columbia Equities, Ltd. and Mr. Pardes as President on substantially similar terms to the former agreement between Mr. Pardes and Columbia. Mr. Pardes will be required to devote sufficient time to perform his duties as Executive Vice President, Chief Lending Officer of the Bank and devote all other of his business time, attention, skills and efforts in the performance of his duties as President of Columbia.

Change in Control Agreements.    For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreement (“CIC Agreement”) with Mr. Kelly, (the “Executive”). The CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company’s CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company’s CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive’s average annual compensation as defined in the CIC Agreement, for the five years preceding termination. The Bank’s CIC Agreement is similar to that of the Company. The Bank CIC Agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the CIC Agreement for an additional year so that the remaining term shall be two years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. However, any payments to the Executive under the Bank’s CIC Agreement, would be subtracted from any amount due simultaneously under the Company’s CIC Agreement. The Company and the Bank would also continue and pay for the Executive’s life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank’s CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

Stock Option Exercises and Holdings.    The following table reflects all stock option exercises by the Named Executive Officers during 2003 and includes the number of shares covered by all remaining unexercised stock options as of December 31, 2003. Also reported are the values for the “in the money” options that represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the common stock.

	Fiscal Year-End Options/SAR Values
Named Executive Officers	Shares Acquired or Exercised	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)	Value of Unexercised In-the-Money Option/SARs at Fiscal Year End($)
			Exercisable/Unexercisable(1)	Exercisable/Unexercisable(2)
John R. Garbarino	154,942	$2,118,771	434,000/186,000	$7,415,110/$1,223,820
Michael J. Fitzpatrick	—	—	225,979/69,000	$3,889,893/$456,150
Robert M. Pardes	—	—	42,600/59,400	$575,154/$367,158
Karl E. Reinheimer (3)	79,700	$932,642	103,744/0	$1,497,334/0
John K. Kelly	14,000	$165,522	31,835/22,000	$533,662/$148,340

(1)	With the exception of Mr. Pardes, the options in this table have an exercise price of $9.61 and $17.88, and the unexercisable options have an exercise price of $17.88 and $23.44. Mr. Pardes’ exercisable options have an exercise price of $12.87 and $17.88 and his unexercisable options have an exercise price of $17.88 and $23.44.
(2)	Based on the market value of the underlying Common Stock, $27.15, at December 31, 2003, minus the exercise price.
(3)	Karl E. Reinheimer resigned as Executive Vice President and Chief Operating Officer, effective January 7, 2004.

Option Grants in Last Fiscal Year.    The following table lists all grants of options to the named executive officers during fiscal year 2003 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company’s stock over the life of the option.

Name	Number of Securities Underlying Options Granted (#) (1)(2)	% of Total Options granted to Employees in Fiscal Year	Exercise or Base Price Per Share (3)	Expiration Date	Potential Realizable Value of Assumed Annual Rate of Stock Price Appreciation for Options (4)
					5%	10%
John R. Garbarino	90,000	23.8%	$23.44	05/30/2013	$1,326,600	$3,362,400
Michael J. Fitzpatrick	33,000	8.7	$23.44	05/30/2013	$486,420	$1,232,880
Robert M. Pardes	33,000	8.7	$23.44	05/30/2013	$486,420	$1,232,880
Karl E. Reinheimer (5)	33,000	8.7	$23.44	05/30/2013	$486,420	$1,232,880
John K. Kelly	10,000	2.6	$23.44	05/30/2013	$147,400	$373,600

(1)	Options granted in 2003 pursuant to the 2000 Stock Option Plan as amended by shareholder approval on April 24, 2003, are exercisable in equal installments at an annual rate of 20% beginning May 30, 2004; provided however, options will be immediately exercisable upon death, disability or change in control (as defined in the 2000 Stock Option Plan).
(2)	Options include limited (SAR) rights pursuant to which the options may be exercised in the event of a change in control of the Company. Upon exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of the grant and the fair market value of the underlying shares of common stock on the date the limited right is exercised.
(3)	The exercise price may be paid in cash or in Common Stock.
(4)	The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(5)	Karl E. Reinheimer resigned as Executive Vice President and Chief Operating Officer effective January 7, 2004.

Supplemental Executive Retirement Plan.    The Bank maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust’s assets are taxable to the participants. The amounts contributed in 2003 under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino, Fitzpatrick, Pardes, Reinheimer and Kelly were $203,948, $34,527, $23,936, $27,897, and $23,357.

Report of the Human Resources/Compensation Committee on Executive Compensation

The following is a report of the Human Resources/Compensation Committee of the Board of Directors regarding executive compensation. For a description of the Human Resources/Compensation Committees’ membership and duties see “Meetings of the Board of Directors and Committees of the Board of Directors.”

Compensation Policies.    The Human Resources/Compensation Committee is responsible for administering the compensation and benefit program for the Company’s and the Bank’s employees, including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer along with the rationale for such recommendations. The Committee also recommends to the Board for approval the compensation for the CEO and Named Executive Officers. The CEO does not participate in the Committee’s decision as to his compensation package. In establishing compensation levels, the Committee considers the Company’s overall objectives and performance, peer group comparisons and individual performance.

The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive executives; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking their compensation to the performance of the Company’s Common Stock.

The Company’s compensation program for executive officers consists of (1) a base salary; (2) a performance-based annual bonus; and (3) periodic grants of stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(k) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank maintains a Supplemental Executive Retirement Plan for executive officers. See “Supplemental Executive Retirement Plan”.

During 2002, the Committee engaged William M. Mercer, Inc. (“Mercer”), a nationally recognized consulting firm specializing in compensation and employee benefits to perform an update of their independent 1999 review of executive officers’ and directors’ compensation. The objectives of the independent review were to (1) assess the competitiveness of the Company’s total compensation program for executive officers and non-employee directors; and (2) review performance based cash and stock compensation practices among peer banks and develop preliminary features for a new stock option program. The consultant compared base salary, annual incentive and long term compensation for each executive officer to a Mid-Atlantic peer group of banking institutions having similar characteristics as the Company. The final report of Mercer indicated that (1) the Company’s total cash compensation was generally positioned between the median and 75th percentile for the peer group; and (2) long-term stock-based incentives granted in February 2002 generally exceed peer group norms, aligning more closely with general industry grant practices. The Committee adjusted the 2002 Mercer report in 2003 to reflect the base salary levels for the same peer group.

Base Salaries.    Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions and to correlate with each executive’s level of responsibility. The Human Resources/Compensation Committee’s base salary determinations are generally aimed at reflecting the overall performance of the Company, the performance of the individual executive officer, as well as their responsibilities and experience and the Committee’s view of the competitive marketplace conditions.

Annual Incentive.    Under the Performance Achievement Award Program (the “Award Program”), a significant portion of each executive officer’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual. The Award Program compares actual performance against targets that are approved by the Human Resources/Compensation Committee at the beginning of each year. The targets are weighted between individual objectives (which may be subjective in nature) and the Company’s success in achieving its financial goals. The weighting of the performance and individual goals depends on the position of the executive. During 2003, no bonuses were paid to any executive officers as the Company failed to meet predetermined 2003 Award Program performance goals for the Bank. This program is discussed further below under “Chief Executive Officer.”

Long Term Incentive Compensation.    Executive officers were granted stock options in February 2002 and May 2003, under the OceanFirst Financial Corp. 2000 Stock Option Plan as amended by shareholder approval on April 24, 2003, (the “2000 Stock Option Plan”). The Committee believes that stock ownership by executive officers is a significant incentive in building shareholder value and aligning the interests of executives with those of shareholders. The Committee takes into account the outstanding stock incentives when determining overall compensation.

Chief Executive Officer.    The Chief Executive Officer was evaluated for the level of the Company’s and the Bank’s operational and administrative changes during 2003, taking into account both subjective performance criteria and certain objective performance measures. Based on Mr. Garbarino’s performance and that of the Company and the Bank, Mr. Garbarino’s base salary was increased to $449,000 for 2003. Performance measures normally evaluated by the Committee in determining the compensation of the CEO include the successful execution of capital management strategies, the achievement of targets of the Company’s Business Plan, and the continued operation of the Bank in a safe and sound manner.

Consistent with the Company’s policy of linking compensation and performance, Mr. Garbarino also participated in the annual Award Program. Awards made to Mr. Garbarino under the Award Program are normally based upon achievement of a targeted annual return on average equity, supplemented by the achievement of certain individual goals determined by the Committee at the beginning of the year. These goals are normally structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above the target level and tied to a maximum award opportunity. As noted, in 2003, no bonuses were paid to executive officers because the Company failed to meet the predetermined 2003 Award Program performance goals for return on average equity.

The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

The Human Resources/Compensation Committee

Thomas F. Curtin, Chairman

Diane F. Rhine Frederick E. Schlosser

Human Resources/Compensation Committee Interlocks and Insider Participation

None of the members of the Human Resources/Compensation Committee is currently or has been at any time since the beginning of the last fiscal year an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company or the Bank serves as a member of the Board of Directors or Human Resources/Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s or Bank’s Board of Directors or Human Resources/Compensation Committee.

Stock Performance Graph

The following graph shows a comparison of total stockholder return on OceanFirst Financial Corp.’s common stock, based on the market price of the Company’s common stock with the cumulative total return of companies in the Nasdaq Market Index and the SNL Thrift Index for the period December 31, 1998 through December 31, 2003. The graph may not be indicative of possible future performance of the Company’s common stock.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
OceanFirst Financial Corp.	100.00	107.74	159.30	161.81	233.39	291.59
All Nasdaq US Stocks	100.00	185.43	111.83	88.76	61.37	91.75
SNL Thrift Index	100.00	81.69	130.44	139.42	166.32	235.45

Notes:

A.	The lines represent annual index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the annual interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on 12/31/98.

The Report of the Human Resources/Compensation Committee, the Report of the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires OceanFirst’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the

SEC. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in OceanFirst Common Stock during the fiscal year ended December 31, 2003 with one exception: Director Donald E. McLaughlin experienced one late filing for a trade on February 10, 2003 which was reported to the Securities and Exchange Commission on February 14, 2003.

Transactions with Management

The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction. All loans made by the Bank to its directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Notwithstanding the above, the Bank offers to executive officers residential loans secured by their primary residence on terms not available to the public but available to all other full-time employees, as permitted under federal regulations.

Corporate Governance/Nominating Committee Procedures

General

It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below:

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

(1) The name of the person recommended as a director candidate;

(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)	As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

(5)	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Corporate Governance/Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

The Corporate Governance/Nominating Committee process that it follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.    For purposes of identifying nominees for the Board of Directors, the Corporate Governance/Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Corporate Governance/Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation.    In evaluating potential clients, the Corporate Governance/Nomina-ting Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Proposal 2. Ratification of Appointment

of Independent Auditors

OceanFirst Financial Corp.’s independent auditors for the fiscal year ended December 31, 2003 were KPMG LLP. The Audit Committee reappointed KPMG LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 2004, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as independent auditors, the Audit Committee may consider other independent auditors.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent auditors of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by KPMG LLP:

	2003	2002
Audit fees	$171,400	$136,500
Audit related fees (1)	59,600	27,500
Tax related fees (2)	45,000	106,500
Other fees (3)	—	—

	$276,000	$270,500

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees principally related to audits of financial statements of employee benefit plans and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.
(2)	Consists of tax filing and tax related compliance and other advisory services.
(3)	Includes fees for assistance with securities filings other than periodic reports and other services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee recommends selection of the external auditors and reviews their independence and their annual audit. The Audit Committee is comprised of three directors, each of whom is independent as required by the Nasdaq listing standards. The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter was most recently amended on January 28, 2004 to comply with the most recently effective listing requirements of the Nasdaq, and requirements of securities laws and regulations. The Board of Directors and Audit Committee members are sensitive to, and will continually monitor, ongoing developments in these areas and will make additional amendments to the Charter as required. A copy of the Charter, as amended, is attached to this Proxy Statement as Appendix A.

Sensitive to the growth and change in recent years of the Company’s business during 2001, the Audit Committee commissioned an independent quality assurance review of the Company’s entire internal audit program. The review indicated several recommendations to enhance the program. After considerable analysis and consultation, the Board of Directors, on the recommendation of the Audit Committee, decided it to be in the Company’s best interest to outsource the internal audit function to an independent accounting firm. Therefore, late in 2002 the Bank’s Internal Audit Department was eliminated and the firm of Deloitte & Touche LLP was retained to perform the internal audit function under the direct oversight of the Audit Committee and Chief Risk Officer of the Company. The recently amended Audit Committee Charter attached as Appendix A reflects this development. Deloitte & Touche LLP has conducted a risk assessment of the organization and submitted and implemented internal audit plans for 2003 and for 2004.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent external auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the external auditors regarding their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the external auditors the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Donald E. McLaughlin, CPA, Chairman

Frederick E. Schlosser John E. Walsh

Additional Information

Stockholder Proposals

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s main office at 975 Hooper Avenue, Toms River, New Jersey, 08753, no later than November 18, 2004. If next year’s Annual Meeting is held on a date more than 30 calendar days from April 22, 2005, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Corporate Governance/Nominating Committee Procedures.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 975 Hooper Avenue, Toms River, New Jersey 08754-2009.

Shareholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Donald E. McLaughlin at the Company’s address. Other communications to the Board of Directors may be made to the Chairman of the Corporate Governance/Nominating Committee, John E. Walsh at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 8, 2004. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, for the year ended December 31, 2003, as filed with the Securities and Exchange Commission may be accessed through the Company’s world wide website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on March 8, 2004 upon written request to Sally Dennis, Assistant Vice President and Investor Relations Manager, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors

John K. Kelly

Corporate Secretary

Toms River, New Jersey

March 19, 2004

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or vote by telephone or via the Internet as described on the proxy card.

APPENDIX A

OceanFirst Financial Corp.

And

OceanFirst Bank

CHARTER OF THE JOINT AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

I.	Audit Committee Purpose

The Audit Committee and its designated Chairman shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls.

•	Monitor the independence and performance of the Company’s external auditors, outsourced internal auditors (Internal Auditors) and the Loan Review Department.

•	Facilitate communication among the external auditors, management, Internal Auditors and the Loan Review Department.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASD/AMEX. The OceanFirst Audit Committee shall be comprised of not less than three directors, each of whom shall be independent, nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and the Chairman of the Committee shall have accounting or related financial management expertise.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee will meet privately in executive session each quarter with management, the Internal Auditors, the Loan Review Officer, and the external auditors to discuss any matters that either the Committee or these groups believe should be discussed. In addition, each quarter the Committee, generally through the Chair, will discuss with management and the external auditors their review of the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.	Specific Audit Committee Responsibilities and Duties

Review Procedures

The Audit Committee will:

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution, including discussion with management and the external auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with management, the external auditors and the Internal Auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the external auditors and Internal Auditors together with management’s responses.

4.	Ensure that the external auditors review the Company’s quarterly financial results before the Company files a Form 10-Q. The Chairman of the Audit Committee shall also review with management and, as necessary, the external auditors, the Company’s quarterly financial results prior to the filing or distribution of the Company’s quarterly financial statements or Form l0-Q. The review will include a discussion of any significant changes to the Company’s accounting principles and standards, laws and regulations, and any concerns the external auditors may have with managements’ accounting methods, estimates and/or financial statement disclosure. It shall also include a discussion of the procedures followed by Management in preparing certifications to the Form 10-Q, as well as any issues that may have been raised by other parties.

5.	The Audit Committee is responsible for reviewing the quarterly filing of the Thrift Financial Report (TFR) prior to submission to the Office of Thrift Supervision (OTS). The Committee will ensure that the Internal Auditors review the Company’s TFR. The Committee must attest to the correctness of the TFR and that, to the best of their knowledge and belief, it has been prepared in conformance with OTS instructions and is true and correct.

External	Auditors

1.	The Audit Committee shall review the independence and performance of the external auditors and annually recommend to the Board of Directors either their appointment or discharge when circumstances warrant.

2.	The Audit Committee or one or more members of the Committee under authority delegated by the Committee, will pre-approve all audit services performed by the external auditors and the associated costs and fees, in order to assure that the provision of such services does not impair the external auditors’ independence. The Committee or a delegated Committee member shall also pre-approve the retention of the external audit firm for any permissible non-audit services, except that non-audit services which qualify under the de minimis exception to the Sarbanes Oxley Act, shall be approved by the Committee or a delegated Committee Member prior to the completion of the audit. Any decision to grant a pre-approval pursuant to delegated authority shall be presented to the full Committee at its next scheduled meeting.

3.	On an annual basis, the Committee will review and discuss with the external auditors their report of any significant relationships they have with the Company that could impair the auditors’ independence.

4.	The Audit Committee will review the external auditors’ audit plan—discuss scope, staffing, level of reliance upon management and the Internal Auditors and the general audit approach.

5.	Prior to filing the Annual Report on Form 10-K, the Committee Chairman shall discuss the results of the audit with the external auditors. Further, discussion of matters required to be communicated to audit committees in accordance with accounting principles and auditing standards, including Statement of Auditing Standards No. 61, laws and regulations shall be conducted prior to the issuance of the 10-K.

6.	The Audit Committee will consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.	The Audit Committee will review the experience and qualifications of the senior members of the external auditor team; request a copy of the most recent third party independent quality control peer review report for the external auditors; review the report to determine if any material issues were raised in the report; and discuss with the external auditors the steps the firm has taken to resolve any reported problems.

8.	The Audit Committee will discuss with the external auditors issues for which the auditors consulted with their national office and resultant conclusions. Based upon the these discussions, if necessary, the Audit Committee shall inquire of the partner-in-charge of the professional practice at the external auditor’s local office about any issues discussed and the related conclusions reached concerning consultation.

9.	The Audit Committee will review with the external auditors and management any correspondence with regulators or governmental agencies and any employee complaints or published reports, which management deems to raise material issues regarding the Company’s financial statements or accounting policies.

10.	The Audit Committee will review and must approve, any proposed employment of a current or former (i.e. within 1 year) employee of the external audit firm for an executive management position within the Company.

11.	The Audit Committee will review with the external auditor and management the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Internal Auditors and Loan Review Department

The Audit Committee will:

1.	Review and approve the budget, plan, and changes in plan, activities, organizational structure, and qualifications of the Internal Auditors, the Chief Risk Officer (Internal Auditor Coordinator) and Loan Review Department at least annually.

2.	Review and approve the appointment, performance, and, if necessary, replacement of the Internal Auditors, the Chief Risk Officer, Internal Audit Coordinator and Loan Review Officer.

3.	Review and approve significant reports prepared by the Internal Auditors and the Loan Review Department together with management’s response and follow-up to these reports.

Other Audit Committee Responsibilities

Additionally,	the Audit Committee will:

1.	Annually provide a written report of its activities and findings, a copy of which shall be included within the Proxy Statement for the annual meeting. The report shall appear over the names of the Audit Committee. Such report shall be furnished to and approved by the full Board of Directors prior to its inclusion in the Proxy Statement. The report will state whether the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the external auditors the matters to be discussed by Statement of Auditing Standards No. 61; (iii) has received the written disclosures and the letter from the external auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the external auditors their independence; and (iv) based on the review and discussion of the audited financial statements with management and the external auditors, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

2.	Maintain minutes of all Committee meetings and report to the Board of Directors at the next scheduled Board meeting on significant results of the foregoing activities.

3.	Annually perform a self-assessment of Audit Committee performance. Review, discuss and assess its performance, as well as the Committee’s role and responsibilities, seeking input from senior management, the full Board and others as needed, through the use of a self-assessment form, which shall then be evaluated by the respective Chairmen of both the Audit Committee and the Board.

4.	Annually review policies and procedures, as well as audit results associated with directors’ and officers’ expense accounts and perquisites.

5.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

6.	Establish and maintain procedures in accordance with applicable laws and regulations for the receipt, retention and treatment of complaints and concerns regarding the Company’s accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Attached as Appendix A are the current procedures approved by the Audit Committee. These procedures are also contained in the Company’s Code of Ethics.

IV.	Conclusion

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors.

Charter of the Joint Audit Committee

Appendix A

Complaint Procedures for Accounting and Auditing Matters

The Company encourages individuals, including all employees, to raise concerns regarding any suspected violations of accounting, accounting controls or auditing standards and practices as provided in these Procedures. Any employee may submit a good faith complaint regarding accounting or auditing matters to the Company without fear of dismissal or retaliation of any kind. The Company’s Audit Committee will oversee treatment of employee concerns in this area.

The Audit Committee has established the following procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”); and (2) confidential and anonymous submission by employees of concerns regarding questionable Accounting Matters.

Receipt of Complaints Regarding Accounting Matters

1. Individuals may report their complaints or concerns regarding Accounting Matters, on a confidential or anonymous basis, if desired, in writing to the General Counsel of the Company at OceanFirst Bank, 975 Hooper Avenue, Toms River, New Jersey 08754-2009, or by calling the General Counsel at (732) 240-4500, extension 7508. The General Counsel shall immediately notify the Chairman of the Audit Committee of all complaints.

2. Employees may also forward complaints or concerns regarding Accounting Matters on a confidential or anonymous basis, if desired, to the Audit Committee of the Company through regular mail marked CONFIDENTIAL and addressed as follows:

Chairman of the Audit Committee
OceanFirst Bank
975 Hooper Avenue
Toms River, NJ 08754-2009

Scope of Matters Covered by These Procedures

These procedures relate to concerns or complaints of individuals, including employees, relating to questionable Accounting Matters, including, without limitation, the following:

1.	fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

2.	fraud or deliberate error in the recording and maintaining of financial records of the Company;

3.	deficiencies in or noncompliance with the Company’s internal accounting control;

4.	misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or

5.	deviation from full and fair reporting of the Company’s financial condition.

Treatment of Complaints

Upon receipt of a complaint, the Chairman of the Audit Committee will direct General Counsel to determine (i) whether the complaint actually pertains to Accounting Matters; and (ii) when possible, acknowledge receipt of the complaint to the sender. Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and oversight by the General Counsel or such other persons as the Audit Committee determines to be appropriate in its sole discretion. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review.

Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of the employee with respect to good faith reporting of Accounting Matters.

Reporting and Retention of Complaints and Investigations

At the direction of the Audit Committee, the General Counsel will maintain a log of all complaints, tracking their receipt, investigation and resolution, and shall prepare a periodic summary report thereof for the Audit Committee. Copies of complaints and the log will be maintained in compliance with the Company’s document retention policy.

APPENDIX B

OceanFirst Financial Corp.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE

CHARTER

I.	PURPOSE

The primary objectives of the Corporate Governance/Nominating Committee (the Committee) of OceanFirst Financial Corp. (the Company) are to: (A) develop, recommend to the Board and monitor a set of corporate governance principles applicable to the Company, (B) identify individuals qualified to become Board members, and (C) recommend to the Board of Directors and/or shareholders nominees for election to the Board. The Committee will take particular care to ensure that the nomination process is performed in accordance with the Company’s Bylaws.

II.	COMPOSITION

The Committee will consist of at least three directors, each of whom shall be independent as determined under applicable regulatory requirements, including Nasdaq’s qualitative listing requirements. Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors. Members shall serve until their successors are appointed. The Committee’s Chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee. The Committee Chairperson will have a prominent involvement in any Director recruiting process to reinforce that the invitee’s selection is being made by the Company’s full Board of Directors.

III.	MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

IV.	RESPONSIBILITIES AND DUTIES

The principal responsibilities of the Committee are to recommend to the Board of Directors:

•	The maintenance of the Corporate Governance Policy to insure sound, effective governance practices are followed by the Company and further to:

-	Ensure independent director communication and control.

-	Establish evaluation processes and goals for directors, including the regular review of the evaluation process of both individual directors, as well as the effectiveness of both the Board and its various committees on an annual basis.

-	Ensure candor, confidentiality and trust.

•	The slate of nominees for directorship to be elected by the shareholders (as well as any directors to be elected by the Board of Directors to fill vacancies).

•	The directors to be selected for membership on the various board committees and also will recommend the appointment of directors as chairs of board committees.

•	The annual election of corporate officers.

•	The termination of board service for any director not meeting the standards established by the Board.

In structuring a search for a new director, the Committee will evaluate the composition of the present Board of Directors, its strengths and weaknesses, and the kinds of individual backgrounds and expertise that will be most beneficial to the Board. The Committee will consider the present size of the Company, the stage of the Company’s growth, its financial condition, the markets, competition, and technological change. Focusing on the strengths and weaknesses of the current Board, the Committee will search for candidates who meet the following requirements:

1)	Personal characteristics:
a)	Integrity and accountability
b)	Informed judgment
c)	Financial literacy
d)	Mature confidence
e)	High performance standards

2)	Core competencies:
a)	Accounting and finance
b)	Business judgment
c)	Management
d)	Crisis response
e)	Industry knowledge

f)	Regional markets
g)	Leadership
h)	Strategy/vision

3)	Director commitment:
a)	Time and effort
b)	Awareness and ongoing education
c)	Other board commitments
d)	Stock ownership
e)	Changes in professional responsibilities
f)	Length of service

4)	Team and company considerations:
a)	Balancing director contributions
b)	Diversity
c)	Company financial condition

V.	EVALUATIONS

Annually, the Committee shall review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

VI.	COMMITTEE RESOURCES

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

ANNUAL MEETING OF SHAREHOLDERS OF

OCEANFIRST FINANCIAL CORP.

April 22, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER

PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

NOMINEES:

FOR ALL NOMINEES O Donald E. McLaughlin

O	James T. Snyder

WITHHOLD AUTHORITY O John E. Walsh

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004. FOR AGAINST ABSTAIN

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 19, 2004.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

I plan to attend the Meeting.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OCEANFIRST FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 22, 2004 10:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the “Company”), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held at The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey on April 22, 2004, at 10:00 a.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees as directors specified under Proposal 1, and “FOR” Proposal 2. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

(Continued and to be signed on the reverse side)